Exhibit 10.24

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDMENT AGREEMENT BETWEEN
MCI WORLDCOM, LIMITED. AND SELECTICA UK LIMITED

This Amendment Agreement (“Amendment”) between MCI WorldCom Limited (“Customer”) and Selectica UK Limited. (“Selectica”) amending the Selectica, UK Limited Major Account License Agreement dated 5 December, 2003 (the “License Agreement”) is made as of the date of signature by the last signing party (the “Effective Date”) by and among Customer and Selectica.

RECITAL

WHEREAS, on 5 December, 2003 Customer and Selectica entered into the License Agreement by which Selectica licensed certain software products to Customer and agreed to perform certain services for Customer;

WHEREAS, the parties to the License Agreement now wish to amend the Agreement, as provided in Section 10.6 of the Agreement, as follows by executing this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Customer and Selectica hereby agree as follows:

1.   Additional Software. The License Agreement is amended by adding the following software products to Exhibit A.

Selectica Manager
Selectica Management Centre
Selectica Configurator
Selectica Pricer
Selectica Quoter
Selectica Workflow
Selectica Connector to IBM WebSphere Business Integration Services
Advanced Development Kit: Java API
Advanced Development Kit: C API
Connector to Enterprise Applications
Selectica Integrated Modelling Environment - Studio & Application Builder
Selectica Workflow Designer
Selectica Pricer Manager
Selectica Repository
Selectica KnowledgeBase Development Environment (KDE)
Selectica Application Data Manager (ADM)
Selectica Monitoring Agent
Selectica Mobile Professional Edition
Selectica Mobile Production Suite

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For the avoidance of doubt, the aforementioned products shall be considered Software for the purposes of the License Agreement.

2.   Usage Restrictions.

     a.   The License Agreement is amended by deleting all restrictions of usage set forth in Exhibit A of the License Agreement.

     b.   Notwithstanding the foregoing, the usage of the following products which contain an OEM component (the “OEM Products”) will be limited as follows:

Selectica Mobile Professional Edition   [*] copies
Selectica Monitoring Agent   [*] copies
Selectica Worfklow Designer   [*] copies
Selectica Studio: Model Builder   [*] copies

     c.   Customer shall have all rights sets forth in the Section 2.2 of the License Agreement with respect to the Software. For further clarity, pursuant to Section 2.2 of the License Agreement, the license grant with respect to the Software shall be limited to the EMEA region.

3.   License Modification. The deletion of the restrictions set forth in Exhibit A is a term license beginning on the Effective Date and terminating on October 1, 2006. After October 1, 2006, Customer shall have a fixed number of Simultaneous Sessions (as defined in the License Agreement) equal to the average number of Simultaneous Sessions for the Software for the first two weeks of September, 2006. Selectica will notify the Company in writing prior to October 1, 2006 as to the number of Simultaneous Sessions. The foregoing shall not modify the restrictions to the OEM Products, which will remain fixed after October 1, 2006. For the avoidance of doubt. Customer shall have the rights to deploy unlimited numbers of users until October 1, 2006. After October 1, 2006, whatever number of Simultaneous Session are in production and/or development use will become fixed and perpetual for MCI’s use going forward. After October 1, 2006, any new license requirements will then be subject to a renegotiation of mutually agreeable licensing arrangements at that point in time.

4.   Maintenance Payment. Exhibit B of the License Agreement is amended to increase the Annual Maintenance Fee to [*] (USD). The following calculation method was used to derive the new Annual Maintenance Fee.

License from Original Contract 12/03 in Pounds	[*]
In Dollars (USD)	[*]
New Enterprise License Extension
In Dollars (USD)	[*]

New Total Net Software Licensed	[*]

New Annual Maintenance at 18% of the Net (USD)	[*]

Such payment will made on a pro rated basis due thirty days from the Effective Date.

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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5.   License Fee. In consideration for the License described in Section 3 of this Amendment, Customer shall pay Selectica a License Fee of $[*], of which $[*] shall be payable upon execution of this Amendment and the remainder of which shall be payable on the earlier to occur of (i) the completion of user acceptance testing for the Customer SPEED Programme Release 1.0 or (ii) [*]. Such payment shall be made pursuant to Section 4.3 of the Agreement.

6.   Payment of Services Fees. Upon execution of this Amendment, Selectica shall invoice MCI for the services delivered to-date (SOW SPEED Programme Release 1.0 dated 22 December 2004, Version 1.3 copy attached). As of December 22, 2004, Selectica has completed [*]% of the services outlined in this SOW. The amount to be invoiced will be [*]% of the fee in this SOW: $[*]. The balance of the payments will be invoiced on acceptance of key milestone(s) in accordance with acceptance criteria which will be mutually agreed between MCI and Selectica at a later date but no later than 30th January 2005.

7.   Miscellaneous

All other terms and conditions of the License Agreement, including exhibits and schedules remain unchanged. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly signed and authorized.

MCI WORLDCOM, LIMITED.	SELECTICA UK LIMITED
(Customer)	(SELECTICA)

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

Date:	Date:

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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